EXHIBIT 99.1

NEWS RELEASE – For Immediate Distribution

Body and Mind Inc. Strengthens Management Team with Veteran Cannabis Industry Appointment

VANCOUVER, B.C., CANADA (November 15, 2018) – Body and Mind Inc. (CSE: BAMM, US OTC: BMMJ) (the “Company” or “BaM”) is pleased to announce the appointment of Mr. Trip Hoffman to the position of Chief Operating Officer of Body and Mind Inc. as the Company continues expansion and assesses additional accretive opportunities.

“Trip brings significant operational, financial, agricultural and cannabis experience which will be invaluable as we grow Body and Mind to the next level”, stated Robert Hasman, director at Body and Mind. “Trip’s experience running Colorado cultivation facilities and dispensary operations will immediately benefit our operations as we expand the premium Body and Mind brand.”

Mr. Hoffman is currently the co-owner of a Colorado licensed marijuana cultivation facility and was previously the CEO of a Colorado licensed cultivation and dispensary company. As an operations-efficiency specialist in the cannabis space, Mr. Hoffman has significantly improved the bottom lines of several cannabis businesses through reducing expenses, increasing production and improving product quality to the highest standards. Mr. Hoffman has also worked as a consultant in the cannabis industry for numerous years, focusing on work-flow, facility optimization, and new business development.

Prior to the cannabis space, Mr Hoffman spent more than 20 years in the Financial Technology & Services industry in roles ranging from CEO, Risk Manager, to Market Maker. Mr. Hoffman has also been involved as a co-founder in more than a half-dozen startups throughout his career. He holds a PhD in physics from Purdue University and studied at Cornell University and Northwestern University during his education.

“I am very pleased to be joining the Body and Mind team as the business enters a phase of significant expansion,” stated Mr. Hoffman. “Along with the incredibly-talented team of experienced leaders, I am excited to bring my cannabis industry experience to further add value to the expansion of the Body and Mind operations and brand.”

Neither the Canadian Securities Exchange nor its Regulation Services Provider (as that term is defined in the policies of the Canadian Securities Exchange) accepts responsibility for the adequacy or accuracy of this release.

For further information, please contact:

Michael Mills 778-389-0007

mmills@bamcannabis.com

About Body and Mind

BaM is a publicly traded company investing in high quality medical and recreational cannabis cultivation and production and retail. Our wholly-owned Nevada subsidiary was awarded one of the first medical marijuana cultivation licences and holds cultivation and production licenses in Nevada and partial ownership of a production and dispensary license in Ohio. BaM products include dried flower, edibles, topicals, extracts as well as GPEN Gio cartridges. BaM marijuana strains have won numerous awards including the Las Vegas Hempfest Cup 2016, High Times Top Ten, the NorCal Secret Cup and the Emerald Cup.

BaM continues to expand operations in Nevada and Ohio and is constantly reviewing accretive expansion opportunities.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of activities, variations in the underlying assumptions associated with the estimation of activities, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.